Exhibit 99.2

90-92 Main Street, P.O. Box 58,                                                                                                                       Stock Symbol:  CZNC
Wellsboro, PA 16901
Phone:  (570) 724-3411 Fax: (570) 732-8097
October 14, 2009

Dear Plan Participant:

Citizens & Northern Corporation (CZNC) has suspended the 5% discount on shares of our common stock purchased directly from us under our Dividend Reinvestment and Stock Purchase and Sale Plan (the “Plan”).

The suspension is effective at the close of business on October 16, 2009 for shares purchased directly from C&N under the Plan with optional cash payments and on October 20, 2009 for shares purchased under the Plan with reinvested dividends.  DRIP participants who elected to reinvest dividends will receive the discount on shares purchased with the previously declared dividend payable on October 20, 2009.

The suspension of the discount will remain in effect until further notice.  Except for the suspension of the discount on shares purchased directly from us, the Plan remains unchanged.

If you have questions, you can contact the Plan Administrator directly at 1-888-200-3166 (toll free).  Alternatively, you may contact Jessica Brown, our Corporate Secretary, at 570-724-0257, or Mark Hughes, our Treasurer, at 570-724-8533.

Sincerely,

/s/ Craig G. Litchfield
Chairman of the Board, President and
Chief Executive Officer